UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2023

SLM Student Loan Trust 2005-7
(Exact name of issuer as specified in its charter)

DELAWARE	333-103545/ 333-103545-05	04-3480392
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas
1761 East St. Andrew Place
Santa Ana, CA 92705
(Address of principal executive offices)
Registrant’s telephone number including area code:  (703) 984-5858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing account standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Item 8.01	Other Events

On July 25, 2023, the terms of the class A-5 notes (the “Notes”) issued by SLM Student Loan Trust 2005-7 are scheduled to be reset from their current terms, in accordance with the terms of the related indenture and remarketing agreement.

Pursuant to the remarketing process, the new spread on the Notes was required to be determined by no later than 3:00 P.M., New York City time, on July 20, 2023.  However, sufficient committed purchasers were not obtained for all of the tendered Notes at the spread proposed by the remarketing agent.  As a result, a failed remarketing has been declared.  Consequently, all existing class A-5 noteholders will be required to retain their Notes on the reset date.  The related interest rate for the Notes will be the failed remarketing rate which is equal to the SOFR Rate plus 0.75% per annum and the related reset period will be three months.  As such, the next applicable reset date will be October 25, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2005-7

By: NAVIENT SOLUTIONS, LLC, in its capacity as administrator of the Trust

Dated: July 20, 2023	By: /s/ C. Scott Booher

Name: C. Scott Booher
Title: Vice President